                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Destia Communications, Inc.

    As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made part of this registration statement.

                                          Arthur Andersen LLP


New York, New York
February 16, 1999